EXHIBIT 99.2



                             WELLSPRING MEDIA, INC.
                             ----------------------

                              FINANCIAL STATEMENTS
                              --------------------

                                DECEMBER 31, 2003
                                -----------------

                        SCHNEIDER, SCHECTER & YOSS, LLP
                          CERTIFIED PUBLIC ACCOUNTANTS
                                    NEW YORK



SCHNEIDER, SCHECTER & YOSS LLP
--------------------------------------------------------------------------------
CERTIFIED PUBLIC ACCOUNTANTS         7 PENN PLAZA, SUITE 830  NEW YORK, NY 10001
                                     TEL: (212) 244-1682  FAX: (212) 594-0484
                                     EMAIL: SSYCPA@SSYCPA.COM



                          INDEPENDENT AUDITOR'S REPORT


To the Board of Directors and Stockholders of Wellspring Media, Inc.

We have audited the accompanying balance sheets of Wellspring Media, Inc. as of December 31, 2003, and the related statements of operations and retained earnings, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Wellspring Media, Inc. as of December 31, 2003 and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.


/s/ Schneider, Schecter & Yoss LLP
----------------------------------
New York, NY
January 30, 2004

Wellspring Media, Inc.
Balance Sheet
December 31, 2003


Current Assets:
Cash                                                              $      483,349
Accounts receivable                                                    3,903,636
Inventories                                                            1,337,853
Prepaid expenses and other current assets                                644,914
                                                                  --------------
Total Current Assets                                                   6,369,752
                                                                  --------------
Property and Equipment                                                   310,539
                                                                  --------------
Other Assets:
Programming rights library                                            10,496,548
Accounts receivable long-term portion                                    707,933
Investments                                                              126,996
Security deposits                                                         37,567
                                                                  --------------
Total Other Assets                                                    11,369,044
                                                                  --------------
TOTAL ASSETS                                                      $   18,049,335
                                                                  ==============
Current Liabilities:
Note payable, bank                                                $    2,798,988
Note payable, vendor                                                     109,919
Accounts payable                                                       4,459,676
Accrued expenses                                                         255,913
Deferred revenue                                                         440,019
Notes payable, stockholders                                              500,000
                                                                  --------------
Total Current Liabilities                                              8,564,515
                                                                  --------------
Stockholders' Equity:
Capital stock, no par value, 200 shares
  authorized, issued and outstanding                                       1,000
Additional paid in capital                                                     0
Retailed earnings                                                      9,483,820
                                                                  --------------
Total Stockholders' Equity                                             9,484,820
                                                                  --------------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                        $   18,049,335
                                                                  ==============


See the accompanying notes to these financial statements.

Wellspring Media, Inc.
Statement of Operations and Retained Earnings
For the Year Ended December 31, 2003


Sales                                                           $    21,108,599

Cost of Goods Sold                                                   12,055,593
                                                                ---------------
Gross Profit                                                          9,053,006
                                                                ---------------
Operating Expenses
Selling                                                               4,740,943
General and administrative                                            5,018,527
                                                                ---------------
Total Operating Expenses                                              9,759,470
                                                                ---------------
Net income (loss) before provision for taxes                           (706,464)

Provision for income taxes                                               22,802
                                                                ---------------
Net Income (Loss)                                               $      (729,266)
Retained Earnings- beginning of the Year                             10,213,086
                                                                ---------------
Retained Earnings- End of the Year                              $     9,483,820
                                                                ===============

See the accompanying notes to these financial statements.

Wellspring Media, Inc.
Statement of Cash Flows
For the Year Ended December 31, 2003


Cash Flows From Operating Activities:
Net Loss                                                       ($      729,266)
Adjustments to reconcile net income (loss)
  to net cash provided by operations:
Depreciation                                                            84,718
Amortization of programming rights library                           4,708,679
(Increase) Decrease in:
Accounts receivable                                                   (484,821)
Inventories                                                          1,308,313
Prepaid expenses and other current assets                             (213,001)
Security deposits                                                            0
Increase (Decrease in):
Accounts payable and accrued expenses                                   40,219
Deferred revenue                                                       327,723
                                                               ---------------
Net Cash Provided by Operating Activities                            5,042,564
                                                               ---------------
Cash Flows From Investing Activities:
Additions to programming rights library                             (6,082,837)
Purchase of property and equipment                                     (94,894)
Investment in corporate stock                                                0
                                                               ---------------
Net Cash (Used by) Investing Activities                             (6,177,731)
                                                               ---------------
Cash Flows From Financing Activities:
Due to factor                                                                0
Principal payments, vendor                                            (137,434)
Net proceeds from bank borrowings                                    1,505,000
                                                               ---------------
Ne Cash Provided by Financing Activities                             1,367,566
                                                               ---------------
Increase in Cash                                                       232,399

Cash - Beginning of Year                                               250,950
                                                               ---------------
Cash - End of Year                                             $       483,349
                                                               ===============
Supplemental Cash Flow Information
Cash payments for interest expense                             $       283,929
Cash payments for income taxes                                 $        12,802


See the accompanying notes to these financial statements.

                             WELLSPRING MEDIA, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2003
                          -----------------------------


NOTE 1   NATURE OF ORGANIZATION

         Wellspring Media, Inc. (the "Company") produces, licenses and distributes programming for the worldwide home video, television, theatrical, online and consumer markets. The Company's library consists of over 750 titles including classic American independent and foreign language films, information on holistic living and various documentaries.

NOTE 2   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         a) Revenue Recognition - The Company recognizes revenue from licensing agreements from films and television programs when the licensee can begin its exploitation of the license, when the license period has begun and when the fee is fixed or determinable. Revenue from sales of video tapes and DVDs are recognized on the accrual basis.

         b) Inventory - Inventory is stated at the lower of cost or market using the first in - first out (FIFO) method. Inventory consists primarily of finished goods.

         c) Property and Equipment - Property and equipment are carried at cost. Depreciation is provided for, by using the straight-line method over the useful lives of the respective assets.

         d) Programming Rights Library - The Company's programming rights library is recorded at the lower of cost or market less accumulated amortization. Amortization is calculated using the individual-film-forecast computation method. This method amortizes programming rights costs based upon current revenue over total estimated revenue that is expected to be recognized on each program.

         e) Income Taxes - The Company has available as of December 31, 2003, unused federal net operating loss carry forwards of approximately $12,700,000. The use of this loss carry forward is subject to limitation each year of approximately $50,000 as prescribed in the Internal Revenue Code. The current year provision is for various state and local taxes primarily based upon capital.

         f) Use of Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of income and expenses during the reporting period. Actual results could differ from those estimates.

NOTE 3   ACCOUNTS RECEIVABLE

         Accounts receivable of $4,611,569 as of December 31, 2003 consists of the following:

                                                              2003
                                                          -----------

                  Accounts receivable                     $ 5,309,683
                  Allowance for sales returns                (373,192)
                  Allowance for doubtful accounts            (324,922)
                                                          -----------
                                                            4,611,569
                  Less Long-term Portion                      707,933
                                                          -----------
                  Current Portion                         $ 3,903,636
                                                          ===========


NOTE 4   PROPERTY AND EQUIPMENT

         Property and equipment consists of the following:

                                                              2003
                                                          -----------

                  Software and office equipment costs     $   451,043
                  Less accumulated depreciation               140,504
                                                          -----------
                                                          $   310,539
                                                          ===========


NOTE 5   INVESTMENTS

         The Company's investments are recorded at cost which approximates market value. As of December 31, 2003 investments are as follows:

                                                              2003
                                                          -----------

                  Investments in Classics JV              $    76,996
                  5000 shares Hidden Treasures Inc.            50,000
                                                          -----------
                  Total Investments                       $   126,996
                                                          ===========


NOTE 6   NOTE PAYABLE, BANK

         The Company has a Revolving Line of Credit arrangement (the "Agreement") with the Atlantic Bank of New York, ("Atlantic") which expires on May 1, 2004. The agreement allows the Company to borrow up to $4,500,000 with interest to be charged at a rate of 2.75% above Atlantic's prime lending rate. The loan is secured by substantially all of the Company's assets and the limited personal guarantee of the Company's principal shareholders. As of December 31, 2003 the Companies outstanding balance due Atlantic totaled $2,798,988.

         The agreement also requires the Company to maintain various financial covenants. One of those covenants requires the Company to maintain a minimum tangible net worth ("net worth") of $9,750,000 at December 31, 2003. The Company's net worth however was $9,484,820. Management's opinion however, is that Atlantic will waive this requirement.


NOTE 7   NOTE PAYABLE, VENDOR

         On November 30, 2001, the Company converted a trade accounts payable for $334,000 due Media Productions International into a promissory note. Interest is charged at ten (10%) percent per annum and is payable on a monthly basis. Monthly principal payments in the amount of $11,467 began in July 2002. The note is secured by accounts receivable and the programming rights library, subordinated to Atlantic's security interest. As of December 31, 2003 the Company's outstanding balance was $109,919. A final payment is due on December 1, 2004 when all principal and accrued interest is due.


NOTE 8   DEFERRED REVENUE

         Deferred revenue represents license revenue that has been received or is receivable primarily before the applicable revenue recognition periods begin. Deferred revenue at December 31, 2003 was $440,019.

NOTE 9  NOTES PAYABLE TO STOCKHOLDERS

         As of December 31, 2003, the Company has $500,000 in subordinated notes payable to its two principal stockholders. These notes are subordinated to the repayment of any outstanding balance due Atlantic. Payments of interest only are due quarterly. Interest is charged at a rate of 10% per annum. The Company charged $50,000 of interest expense against operations on these notes for the year ended December 31, 2003.

NOTE 10  OPERATING LEASE

         The Company leases two (2) floors for office space in New York, New York. This lease is classified as an operating lease which expires on June 30, 2008.

         Future minimum lease payments under this lease as of December 31, 2003 are as follows:

               Year ending December 31,
               ------------------------

                          2004                 $   393,900
                          2005                     393,900
                          2006                     393,900
                          2007                     393,900
                          Thereafter               196,950
                                               -----------
                                               $ 1,772,550
                                               ===========

NOTE 11  EMPLOYMENT CONTRACTS

         The Company had an employment agreement with a stockholder of the Company which expired July 3, 2003. The agreement called for an annual salary of $180,000. Currently the stockholder is being paid $15,000 on a month to month basis.

         The Company had a consulting agreement with Regulus International Capital Corp. ("Regulus") which is wholly owned by an officer of the Company. The agreement called for $180,000 of consulting fees to be paid to Regulus per annum, paid in monthly installments. The agreement expired on October 10, 2003. Regulus is currently being paid $15,000 on a monthly basis.

NOTE 12  EMPLOYEE BENEFIT PLAN

         The Company sponsors a 401(k) Plan for eligible employees. The Company's contributions to the plan are discretionary. The Company made no contributions to the plan for the year ended December 31, 2003.

NOTE 13  MAJOR CUSTOMERS

         Six customers accounted for approximately 27% of the Company's sales for the year ended December 31, 2003.

NOTE 14  CONTINGENCY

         On July 19, 2001, the Company entered into an agreement to merge with Winstar TV & Video for a purchase price ranging from $2,000,000 and up to $5,000,000. $2,000,000 was paid by the Company at closing. The remaining amount up to $3,000,000 would be due based upon a working capital computation as defined in the merger agreement. This computation calculated and determined that no additional amount was due. Winstar TV & Video has disputed this calculation. The Company anticipates being able to settle the dispute and vigorously defend any action in the event that a settlement is not reached.

NOTE 15  LITIGATION

         The Company is involved in various legal actions and claims arising in the normal course of business. After taking into consideration legal counsel's evaluation of such actions, management is of the opinion that their outcome will not have a significant effect on the company's financial statement.

NOTE 16  SUBSEQUENT EVENT

         During January 2004, the Company's stockholders are in negotiations to sell the Company to a publicly traded entity.

                             WELLSPRING MEDIA, INC.

                              FINANCIAL STATEMENTS

                                JANUARY 31, 2004

                          INDEPENDENT AUDITOR'S REPORT



To the Board of Directors and Stockholders of Wellspring Media, Inc.

We have audited the accompanying balance sheet of Wellspring Media, Inc. as of January 31, 2004, and the related statements of operations and retained earnings, and cash flows for the one month period then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Wellspring Media, Inc. as of January 31, 2004 and the results of its operations and its cash flows for the one month period then ended in conformity with accounting principles generally accepted in the United States of America.


/s/ Schneider, Schecter & Yoss LLP
----------------------------------

New York, NY
May 26, 2005

                             WELLSPRING MEDIA, INC.
                             ----------------------
                                  BALANCE SHEET
                                  -------------
                                JANUARY 31, 2004
                                ----------------


                                     ASSETS
                                     ------

Current Assets:
---------------
  Cash                                                            $     126,421
  Accounts receivable                                                 3,528,880
  Inventories                                                         1,266,592
  Prepaid expenses and other current assets                             446,647
                                                                  -------------

   Total Current Assets                                               5,368,540
                                                                  -------------

Property and Equipment                                                  304,669
----------------------                                            -------------

Other Assets:
-------------
  Programming rights library                                         10,560,518
  Accounts receivable long-term portion                                 306,526
  Investments                                                           126,996
  Security deposits                                                      37,567
                                                                  -------------

   Total Other Assets                                                11,031,607
                                                                  -------------

TOTAL ASSETS                                                      $  16,704,816
                                                                  =============


See the accompanying notes to these financial statements.
================================================================================

                             WELLSPRING MEDIA, INC.
                             ----------------------
                                  BALANCE SHEET
                                  -------------
                                JANUARY 31, 2004
                                ----------------


                      LIABILITIES AND STOCKHOLDERS' EQUITY
                      ------------------------------------

Current Liabilities:
--------------------
  Note payable, bank                                              $   2,798,988
  Note payable, vendor                                                   98,452
  Accounts payable                                                    3,711,643
  Accrued expenses                                                      358,865
  Deferred revenue                                                      414,014
  Notes payable, stockholders                                           500,000
                                                                  -------------

   Total Current Liabilities                                          7,881,962
                                                                  -------------


Stockholders' Equity:
---------------------
  Capital stock, no par value, 200 shares authorized,                     1,000
    issued and outstanding
  Retained earnings                                                   8,821,854
                                                                  -------------

   Total Stockholders' Equity                                         8,822,854
                                                                  -------------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                        $  16,704,816
                                                                  =============


See the accompanying notes to these financial statements.
================================================================================

                             WELLSPRING MEDIA, INC.
                             ----------------------
                  STATEMENT OF OPERATIONS AND RETAINED EARNINGS
                  ---------------------------------------------
                FOR THE ONE MONTH PERIOD ENDING JANUARY 31, 2004
                ------------------------------------------------


Sales                                                           $    1,592,065

Cost of Goods Sold                                                     897,651
                                                                --------------

Gross Profit                                                           694,414
                                                                --------------

Operating Expenses
------------------
   Selling                                                             460,744
   General and administrative                                          895,636
                                                                --------------

    Total Operating Expenses                                         1,356,380
                                                                --------------

Net income (loss)                                               $     (661,966)

Retained earnings - beginning of the period                          9,483,820
                                                                --------------

Retained earnings - end of the period                           $    8,821,854
                                                                ==============


See the accompanying notes to these financial statements.
================================================================================

                             WELLSPRING MEDIA, INC.
                             ----------------------
                             STATEMENT OF CASH FLOWS
                             -----------------------
                FOR THE ONE MONTH PERIOD ENDING JANUARY 31, 2004
                ------------------------------------------------


Cash Flows From Operating Activities:
-------------------------------------
Net Income (Loss)                                                 $   (661,966)
 Adjustments to reconcile net income (loss) to net cash
  (used) by operations:
    Depreciation                                                         9,870
    Amortization of programming rights library                         205,971
    Provision for bad debts                                            409,447
    Provision for sales allowances                                     216,226
 Decrease in:
    Accounts receivable                                                150,490
    Inventories                                                         71,261
    Prepaid expenses and other current assets                          198,267
(Decrease) in:
   Accounts payable and accrued expenses                              (645,081)
   Deferred revenue                                                    (26,005)
                                                                  ------------
Net Cash (Used) by Operating Activities                                (71,520)
                                                                  ------------

Cash Flows From Investing Activities:
-------------------------------------
   Additions to programming rights library                            (269,941)
   Purchase of property and equipment                                   (4,000)
                                                                  ------------
Net Cash (Used) by Investing Activities                               (273,941)
                                                                  ------------

Cash Flows From Financing Activities:
-------------------------------------
   Principal payments, note payable, vendor                            (11,467)
                                                                  ------------
Net Cash (Used) by Financing Activities                                (11,467)
                                                                  ------------

(Decrease) in Cash (356,928)

Cash-Beginning of period                                               483,349
                                                                  ------------

Cash-End of period                                                $    126,421
                                                                  ============

Supplemental Cash Flow Information
 Cash payments for interest expense                               $     22,519
 Cash payments for income taxes                                   $          0


See the accompanying notes to these financial statements.
================================================================================

                             WELLSPRING MEDIA, INC.
                             ----------------------
                          NOTES TO FINANCIAL STATEMENTS
                          -----------------------------
                                JANUARY 31, 2004
                                ----------------


NOTE 1          NATURE OF ORGANIZATION
------          ----------------------

                Wellspring Media, Inc. (the "Company") produces, licenses and distributes programming for the worldwide home video, television, theatrical, online and consumer markets. The Company's library consists of over 600 titles including classic American independent and foreign language films, information on holistic living and various documentaries.

NOTE 2          SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
------          ------------------------------------------

                a) REVENUE RECOGNITION - The Company recognizes revenue from licensing agreements from films and television programs when the licensee can begin its exploitation of the license, when the license period has begun and when the fee is fixed or determinable. Revenue from sales of video tapes and DVDs are recognized on the accrual basis.

                b) INVENTORY - Inventory is stated at the lower of cost or market using the first in - first out (FIFO) method. Inventory consists primarily of finished goods.

                c) PROPERTY AND EQUIPMENT - Property and equipment are carried at cost. Depreciation is provided for, by using the straight-line method over the useful lives of the respective assets.

                d) PROGRAMMING RIGHTS LIBRARY - The Company's programming rights library is recorded at the lower of cost or market less accumulated amortization. Amortization is calculated using the individual-film-forecast computation method. This method amortizes programming rights costs based upon current revenue over total estimated revenue that is expected to be recognized on each program.

                e) INCOME TAXES - The Company has available as of January 31, 2004, unused federal net operating loss carryforwards of approximately $12,700,000. The use of this loss carryforward is subject to limitation each year of approximately $50,000 as prescribed in the Internal Revenue Code. The current period provision is for various state and local taxes primarily based upon capital.

                f) USE OF ESTIMATES - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of income and expenses during the reporting period. Actual results could differ from those estimates.

                             WELLSPRING MEDIA, INC.
                             ----------------------
                          NOTES TO FINANCIAL STATEMENTS
                          -----------------------------
                                JANUARY 31, 2004
                                ----------------


NOTE 3          ACCOUNTS RECEIVABLE
------          -------------------

                Accounts receivable of $3,835,406 as of January 31, 2004 consists of the following:

                    Accounts receivable                   $     5,159,193
                    Allowance for sales returns                  (541,148)
                    Allowance for doubtful accounts              (782,639)
                                                          ---------------
                                                                3,835,406
                    Less Long-term Portion                        306,526
                                                          ---------------
                    Current Portion                       $     3,528,880
                                                          ===============


NOTE 4          PROPERTY AND EQUIPMENT
------          ----------------------

                Property and equipment consists of the following:

                    Software and office equipment         $       455,043
                    Less accumulated depreciation                 150,374
                                                          ---------------
                                                          $       304,669
                                                          ===============


NOTE 5          INVESTMENTS
------          -----------

                The Company's investments are recorded at cost which approximates market value. As of January 31, 2004 investments are as follows:

                    Investments in Classics JV            $        76,996
                    5000 shares Hidden Treasures Inc.              50,000
                                                          ---------------
                    Total Investments                     $       126,996
                                                          ===============


NOTE 6          NOTE PAYABLE, BANK
------          ------------------

                The Company had a Revolving Line of Credit arrangement (the "Agreement") with the Atlantic Bank of New York, ("Atlantic"). The agreement allowed the Company to borrow up to $4,500,000 with interest to be charged at a rate of 2.75% above Atlantic's prime lending rate. The loan was secured by substantially all of the Company's assets and the limited personal guarantee of the Company's principal shareholders. As of January 31, 2004, the Company's outstanding balance due Atlantic totaled $2,798,988. On March 22, 2005, the outstanding balance of $2,349,219 due Atlantic, was assigned to Genius Products, Inc. as part of the sale of the Company (see Note 14).

                             WELLSPRING MEDIA, INC.
                             ----------------------
                          NOTES TO FINANCIAL STATEMENTS
                          -----------------------------
                                JANUARY 31, 2004
                                ----------------


NOTE 7          NOTE PAYABLE, VENDOR
------          --------------------

                On November 30, 2001, the Company converted a trade accounts payable for $344,000 due Media Productions International into a promissory note. Interest was charged at ten (10%) percent per annum and was payable on a monthly basis. Monthly principal payments in the amount of $11,467 began during July 2002. The note was secured by accounts receivable and the programming rights library, subordinated to Atlantic's security interest. As of January 31, 2004, the Company's outstanding balance was $98,452. During October 2004 a final payment of $11,467 was made.

NOTE 8          DEFERRED REVENUE
------          ----------------

                Deferred revenue represents license revenue that has been billed primarily before the applicable revenue recognition periods begin. Deferred revenue at January 31, 2004 was $414,014.

NOTE 9          NOTES PAYABLE TO STOCKHOLDERS
------          -----------------------------

                As of January 31, 2004, the Company had $500,000 in subordinated notes payable to its two principal stockholders. These notes were subordinated to the repayment of any outstanding balance due Atlantic. Payments of interest only were due quarterly. Interest was charged at a rate of 10% per annum. The Company charged $4,167 of interest expense against operations on these notes for the one month period ended January 31, 2004.

                During February 2004, the two principal stockholders were repaid their loans as a result of the sale of their stock to American Vantage Media Corporation ("AVMC") (see Note 14).

NOTE 10         OPERATING LEASE
-------         ---------------

                The Company leases two (2) floors for office space in New York, New York. This lease is classified as an operating lease that expires on June 30, 2008.

                Future minimum lease payments under this lease as of January 31, 2004 are as follows:

                         Year ending December 31,
                         ------------------------

                                  2004                             $   361,075
                                  2005                                 393,900
                                  2006                                 393,900
                                  2007                                 393,900
                                  Thereafter                           196,950
                                                                   -----------
                                                                   $ 1,739,725
                                                                   ===========

                             WELLSPRING MEDIA, INC.
                             ----------------------
                          NOTES TO FINANCIAL STATEMENTS
                          -----------------------------
                                JANUARY 31, 2004
                                ----------------


NOTE 11         EMPLOYEE BENEFIT PLAN
-------         ---------------------

                The Company sponsors a 401(k) Plan for eligible employees. The Company's contributions to the plan are discretionary. The Company made no contributions to the plan during January 2004.


NOTE 12         CONTINGENCY
-------         -----------

                On July 19, 2001, the Company entered into an agreement to merge with Winstar TV & Video with the purchase price ranging from $2,000,000 and up to $5,000,000. $2,000,000 was paid by the
                Company at closing. The remaining amount up to $3,000,000 would be due based upon a working capital computation as defined in the merger agreement. This computation calculated and determined that no additional amount was due. Winstar TV & Video has disputed this calculation. The Company anticipates being able to settle the dispute and vigorously defend any action in the event that a settlement is not reached.


NOTE 13         LITIGATION
-------         ----------

                The Company is involved in various legal actions and claims arising in the normal course of business. After taking into consideration legal counsel's evaluation of such actions, management is of the opinion that their outcome will not have a significant effect on the company's financial statement.


NOTE 14         SUBSEQUENT EVENTS
-------         -----------------

                During February 2004, the Company's stockholders sold their stock in the Company to AVMC, a wholly owned subsidiary of American Vantage Companies, ("AVC"), a publicly traded entity.

                During March 2005, AVC sold all of its stock in AVMC to Genius Products, Inc., a publicly traded entity.

                           AMERICAN VANTAGE COMPANIES

                              FINANCIAL STATEMENTS

                                DECEMBER 31, 2004

REPORT OF INDEPENDENT REGISTERED  PUBLIC ACCOUNTING FIRM

We have audited the accompanying consolidated balance sheet of American Vantage Companies and its subsidiaries (the "Company") as of December 31, 2004, and the related consolidated statements of operations, stockholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of American Vantage Companies and its subsidiaries as of December 31, 2004, and the results of their operations and their cash flows for the year ended December 31, 2004 in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 17 to the financial statements, on March 21, 2005, the Company sold all of the outstanding stock of its subsidiary, American Vantage Media Corporation to Genius Products, Inc.

/s/ Deloitte & Touche LLP

Las Vegas, Nevada
May 6, 2005

AMERICAN VANTAGE COMPANIES
CONSOLIDATED BALANCE SHEET


                                                                  DECEMBER 31,
                                                                      2004
                                                                 --------------

ASSETS
Current assets:
      Cash and cash equivalents                                  $    1,944,000
      Restricted certificate of deposit                               2,500,000
      Accounts receivable, net, current portion                       4,758,000
      Inventories                                                     1,311,000
      Deferred income tax asset                                       4,517,000
      Other                                                             311,000
                                                                 --------------
                                                                     15,341,000

Film inventory, net                                                   8,218,000
Capitalized film costs, net                                           3,362,000
Furniture and equipment, net                                            346,000
Accounts receivable, less current portion                               201,000
Investments in unconsolidated investees                                 715,000
Deferred income tax asset                                               921,000
Goodwill                                                                574,000
Other, net                                                              492,000
                                                                 --------------
                                                                 $   30,170,000
                                                                 ==============

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
      Accounts payable                                           $    5,784,000
      Lines of credit                                                 4,649,000
      Accrued liabilities                                             1,187,000
      Customer deposits                                                 363,000
      Deferred revenue                                                  395,000
                                                                 --------------
                                                                     12,378,000
                                                                 --------------

Notes payable                                                         4,523,000
                                                                 --------------

Stockholders' equity:
      Preferred stock, $.01 par; 10,000,000 shares authorized;
        0 shares issued and outstanding                                      --
      Common stock, $.01 par; 100,000,000 shares authorized;
        5,729,107 shares issued and outstanding                          57,000
      Additional paid-in capital                                      5,769,000
      Retained earnings                                               7,443,000
                                                                 --------------
                                                                     13,269,000
                                                                 --------------
                                                                 $   30,170,000
                                                                 ==============

AMERICAN VANTAGE COMPANIES
CONSOLIDATED STATEMENT OF OPERATIONS


                                                               TWELVE MOS. ENDED
                                                               DECEMBER 31, 2004
                                                               -----------------

REVENUES, NET
     Home video and direct response sales                       $    14,572,000
     Other sales and services                                         3,194,000
                                                                ---------------
                                                                     17,766,000
                                                                ---------------
COST OF SALES AND SERVICES
     Home video and direct response sales                             7,455,000
     Other sales and services                                         3,688,000
                                                                ---------------
                                                                     11,143,000
                                                                ---------------
GROSS PROFIT                                                          6,623,000
                                                                ---------------

SELLING, GENERAL AND ADMINISTRATIVE
     Payroll and payroll-related                                      5,619,000
     Provision for bad debt                                             744,000
     Depreciation and amortization                                      268,000
     Other                                                            7,529,000
     Related parties                                                    448,000
                                                                ---------------
                                                                     14,608,000
                                                                ---------------
OPERATING LOSS                                                       (7,985,000)
                                                                ---------------

NON-OPERATING INCOME (EXPENSE)
     Interest and other (expense) income, net                          (107,000)
     Gain on sale of land                                             3,423,000
                                                                ---------------
                                                                      3,316,000
                                                                ---------------

LOSS BEFORE INCOME TAX BENEFIT                                       (4,669,000)
INCOME TAX BENEFIT                                                    2,006,000
EQUITY IN INCOME OF UNCONSOLIDATED INVESTEES, NET                       624,000
                                                                ---------------
LOSS FROM CONTINUING OPERATIONS                                      (2,039,000)

LOSS FROM DISCONTINUED OPERATIONS (NET OF TAX
     BENEFIT OF $1,523,000)                                          (1,978,000)
                                                                ---------------

NET LOSS                                                        $    (4,017,000)
                                                                ===============

NET LOSS PER SHARE -- BASIC AND DILUTED:
     Continuing operations                                      $         (0.35)
     Discontinued operations                                              (0.34)
                                                                ---------------
                                                                $         (0.69)
                                                                ===============

 WEIGHTED AVERAGE NUMBER OF COMMON SHARES
    and common share equivalents                                      5,755,000
                                                                ===============


SEE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

AMERICAN VANTAGE COMPANIES
CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY


                                            COMMON STOCK              ADDITIONAL
                                    -----------------------------       PAID-IN           RETAINED
                                       SHARES         PAR VALUE         CAPITAL           EARNINGS
                                    ------------     ------------     ------------      ------------
BALANCE, DECEMBER 31, 2003             5,690,667     $     57,000     $  5,713,000      $ 11,460,000

Issuance of common stock shares           25,000               --           94,000                --

Exercise of options                       13,440               --          (38,000)               --

Net loss                                      --               --               --        (4,017,000)
                                    ------------     ------------     ------------      ------------

BALANCE, DECEMBER 31, 2004             5,729,107     $     57,000     $  5,769,000      $  7,443,000
                                    ============     ============     ============      ============


SEE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                      F-24



AMERICAN VANTAGE COMPANIES
CONSOLIDATED STATEMENT OF CASH FLOWS


                                                                    TWELVE MOS. ENDED
                                                                    DECEMBER 31, 2004
                                                                   -------------------
OPERATING ACTIVITIES
     Net cash used in operating activities                         $        (9,295,000)
                                                                   -------------------

INVESTING ACTIVITIES
     Purchase of furniture and equipment                                      (195,000)
     Proceeds from sale of land                                              7,007,000
     Cash acquired from acquisitions                                            89,000
     Cash paid for acquisitions, including other direct costs               (4,179,000)
     Purchase certificate of deposit                                        (2,500,000)
     Purchase standby letter of credit                                        (350,000)
     Proceeds from notes receivable                                             20,000
     Cash used in discontinued operations                                     (186,000)
     Cash distribution from unconsolidated restaurant investee               1,055,000
                                                                   -------------------

     Net cash provided by investing activities                                 761,000
                                                                   -------------------

FINANCING ACTIVITIES
     Net borrowings on lines of credit                                       1,850,000
                                                                   -------------------

     Net cash provided by financing activities                               1,850,000
                                                                   -------------------

NET DECREASE IN CASH AND CASH EQUIVALENTS                                   (6,684,000)

CASH AND CASH EQUIVALENTS, AT BEGINNING OF YEAR                              8,628,000
                                                                   -------------------

CASH AND CASH EQUIVALENTS, AT END OF YEAR                          $         1,944,000
                                                                   ===================


SEE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


                                      F-25


AMERICAN VANTAGE COMPANIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


Note 1 - Nature of operations and summary of significant accounting policies

         CHANGE IN FISCAL YEAR END. On February 2, 2004, the Board of Directors of American Vantage Companies approved a change in the Company's fiscal year ending July 31, subject to Internal Revenue Service ("IRS") approval. The IRS approved the change in fiscal year on April 12, 2004. The new fiscal year begins on January 1 and ends on December 31 of each year, effective with the year ending December 31, 2004.

         NATURE OF BUSINESS AND BUSINESS ACTIVITIES. Between May 20, 1999 to April 16, 2003, American Vantage Companies and its wholly-owned subsidiaries (collectively, the "Company") did not have significant business operations. On April 16, 2003, the Company acquired substantially all of the assets and business and certain of the liabilities of YaYa, LLC ("YaYa"). YaYa is an "end-to-end" interactive solutions provider, specializing in the creation and provision of advertiser-driven interactive games and marketing solutions. In addition to advertising applications, YaYa creates internet games for its clients to be utilized in employee-training programs and for internal communications solutions. YaYa Media, Inc. ("YaYa Media") is a wholly-owned subsidiary of the Company, formed specifically to acquire the YaYa assets, business and liabilities purchased and to continue YaYa's business and operations.

         On December 31, 2003, the Company, acquired substantially all of the assets and business and certain of the liabilities of Enigma Media, Inc. ("Enigma"), dba Hypnotic ("Hypnotic"), and began operations effective January 1, 2004. Hypnotic has been structured as a wholly-owned subsidiary of American Vantage Media Corporation ("AVMC"), a wholly-owned subsidiary of the Company.

         AVMC acquired from Enigma its television, branded content and distribution operations and specific intellectual property, including a short-film library plus an ownership interest in two feature films.

         On February 3, 2004, AVMC acquired all of the outstanding common stock of Wellspring Media, Inc. ("Wellspring"), and began operating Wellspring as of that date. Wellspring is a distributor of world cinema and wellness programming. Wellspring's assets include a film library with approximately 750 titles distributed via its home video, direct response, worldwide sales and theatrical divisions.

         The Company, through a wholly-owned subsidiary, also has a minority interest in an unconsolidated investee (the "Restaurant Investee") that owns and operates a restaurant in a casino hotel located on the Las Vegas "Strip". The Company has no day-to-day management responsibilities in connection with the Restaurant Investee and its operations.

         Through YaYa, the Company has a minority interest in an unconsolidated investee (the "YaYa Investee") that promotes "video game touring festivals." The Company has no day-to-day responsibilities in connection with the YaYa Investee and its operations.

         Effective January 1, 2004, AVMC combined the YaYa operations and the Hypnotic branded entertainment operations into its Branded Content segment. During December 2004, the Company discontinued its Branded Content segment. Accordingly, the Company's consolidated statements of operations have been retroactively adjusted to account for the Branded Content segment as discontinued operations for all periods presented in accordance with SFAS No. 144 "Accounting for the Impairment or Disposal of Long-Lived Assets."

         Effective March 21, 2005, the Company sold all of the outstanding common stock of AVMC to Genius Products, Inc. ("Genius" or "GNPI"). See Note 17
- Subsequent events.

         PRINCIPLES OF CONSOLIDATION. The consolidated financial statements include the accounts of American Vantage Companies and its wholly-owned subsidiaries. All significant intercompany accounts and transactions have been eliminated.

         The Company excludes the accounts of the Restaurant Investee and instead records its investment using the equity method of accounting (based on its equity in the Restaurant Investee's net assets, which is 49% and the terms of the Restaurant Investee's operating agreement).

         The Company also excludes the accounts of its YaYa Investee and instead records its investment using the equity method of accounting based on its equity in the YaYa Investee's net assets, which is 10% at December 31, 2004.

         USE OF ESTIMATES. The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts and disclosures, some of which may require revision in future periods. Actual results could differ from those estimates.

         CASH EQUIVALENTS. The Company considers all highly liquid instruments purchased with a maturity of three months or less at date of purchase to be cash equivalents. These primarily include money market funds.

         CONCENTRATION OF CREDIT RISK. The Company is subject to concentrations of credit risk associated with cash and cash equivalents and accounts receivable. The Company places cash and cash equivalents with financial institutions with investment grade credit ratings. The financial institutions are FDIC insured on amounts up to $100,000. In aggregate, such insured limits are exceeded by $1,155,000 at December 31, 2004.

         No customer accounted for 10% or more of the Company's net revenues for the year ended December 31, 2004.

         REVENUE RECOGNITION. The Company's revenues for the year ended December 31, 2004 were generated by its subsidiary, AVMC. For the year ended December 31, 2004, AVMC revenues were generated by its two reporting segments: Filmed Entertainment and Film and TV Production. Revenues from advisory services, development of custom software applications and hosting and reporting services previously disclosed as the standalone YaYa subsidiary's operations are included in discontinued operations for the Branded Content segment.

         Filmed Entertainment revenues are generated through its home video, direct response, worldwide sales (television) and theatrical units.

         Filmed Entertainment revenues generated from the home video or direct response sales of DVDs and video tapes, net of an allowance for estimated returns totaling $350,000 which is included in accounts receivable, net in the December 31, 2004 consolidated balance sheet, are generally recognized at the time of shipment.

         In accordance with Statement of Position 00-2, "ACCOUNTING BY PRODUCERS OR DISTRIBUTORS OF FILMS", Filmed Entertainment revenues which are derived from licensing agreements, are recognized when there is persuasive evidence that a licensing arrangement exists, that the film is complete and has been delivered or is available for immediate and unconditional delivery, that the license period has begun and the licensee can begin exploitation or exhibition of the film, the license fee is fixed or determinable and collection of the license fee is reasonably assured. License fees for Filmed Entertainment are amortized to expense in the same ratio that current period actual revenue bears to estimated remaining unrecognized ultimate revenue as of the beginning of the current year. Management regularly reviews and revises, when necessary, its total ultimate revenue estimates, which may result in a change in the rate of amortization and/or write-down of all or a portion of the unamortized costs of the film to its fair value. No assurance can be given that unfavorable changes to revenue estimates will not occur, which may result in significant write-downs affecting the Company's results of operations and financial condition. Film advertising and marketing costs are expensed the first time the advertising takes place, unless the advertising is recoupable according to the contract, and then it is recorded as other current assets.

         Filmed Entertainment revenues generated from the theatrical release of motion pictures are recognized at the time of exhibition based on the segment's participation in box office receipts.

         Branded Content revenues primarily are derived from executed agreements for programming development, producing licensed custom software applications and advisory services. Revenues from long-term contracts that include programming development or producing licensed custom software applications generally are recognized using the percentage-of-completion method, except when collectibility is not reasonably assured in which case profit is recognized using the installment method. The percentage of completion is determined based upon labor hours expended compared to total expected development hours. Development hours associated with the production of the core software are included in the measurement of the contract's progress toward completion as the software is customized. Hours contemporaneously expended for routine enhancements of the core software, however, are excluded from the calculation. Revenues from less significant or short-term arrangements to develop software modifications, which are typically performed for recurring customers, generally are recognized when the services are complete.

         Advisory service fees generally are recognized based on contract milestones as time is incurred. Licensing fee revenues are recognized ratably over the term of the license except that they are recognized immediately when the Company has no further services to provide to the licensee. Technical service fees are recognized ratably over the term of the contract.

         The Film and TV Production revenues primarily are generated from an agreement to provide executive co-producer services for a television series. These revenues are generally recognized as services are provided.

         Cash advances received are recorded as deferred revenue until all the conditions of revenue recognition have been met.

         Net revenues represent sales to external customers. Intercompany revenues, if any, have been eliminated and are immaterial for separate disclosure.

         FILM LIBRARY AMORTIZATION. License fees for Filmed Entertainment are amortized to expense in the same ratio that current period actual revenue bears to estimated remaining unrecognized ultimate revenue as of the beginning of the current year. Management regularly reviews and revises, when necessary, its total ultimate revenue estimates, which may result in a change in the rate of amortization and/or write-down of all or a portion of the unamortized costs of the film to its fair value. Results of operations in future years depend upon the amortization of the film costs. Periodic adjustments in amortization rates may significantly affect these results. No assurance can be given that unfavorable changes to revenue estimates will not occur, which may result in significant write-downs affecting the Company's results of operations and financial condition.

         CAPITALIZED FILM COSTS, NET. Estimated recoupable costs to prepare film programming, paid on behalf of the licensors, have been classified as capitalized film costs, net in the consolidated balance sheets. Film advertising and marketing costs are expensed the first time the advertising takes place, unless the advertising is recoupable according to the contract, and then it is capitalized to other film costs. Management evaluates recoverability periodically based on revenues generated by the applicable films.

         ALLOWANCE FOR UNCOLLECTIBLE ACCOUNTS RECEIVABLE. Certain Branded Content and Film and TV Production accounts receivable balances are based on contractual agreements that primarily are with Fortune 1000 companies. The Company does not believe there is any significant risk relating to the collectibility of these accounts receivable that would require an allowance for any estimated losses resulting from the inability of its clients to make required payments. However, the Company does periodically analyze each client account, and, when it becomes aware of a specific client's inability to meet its financial obligations, such as in the case of bankruptcy filings or deterioration in the client's overall financial condition, the Company would record a specific provision for uncollectible accounts to reduce the related receivable to the amount that is estimated to be collectible.

         For Filmed Entertainment segment sales, the Company records a monthly accrual for bad debt expense based upon historical collections experience and other factors. The monthly accrual and individual customer accounts are reviewed periodically to ensure overall reasonableness and collectibility. If the Company determines that amounts owed from customers are uncollectible, such amounts are charged against the allowance for doubtful accounts.

         INVENTORIES. Inventories are stated at the lower of cost or market, with cost being determined using the average cost method. Inventories primarily consist of packaging materials and finished goods that include DVDs and video tapes.

         FURNITURE AND EQUIPMENT, NET. Direct furniture and equipment purchases are recorded at cost. Furniture and equipment obtained through acquisition activities are recorded at the estimated fair market value on date of acquisition. Depreciation for financial reporting purposes is determined on a straight-line basis primarily over three to seven years.

         LAND HELD FOR DEVELOPMENT OR SALE. On January 30, 2004, a wholly-owned subsidiary of the Company completed the sale of the approximately 40 acres of undeveloped land for $7,007,000 in cash (excluding legal and consulting costs).

         The Company recognized a pre-tax gain of approximately $3,423,000 upon consummation of this land sale transaction.

         GOODWILL. In accordance with SFAS No. 142 "Goodwill and Other Intangible Assets" (SFAS 142), goodwill and intangible assets with indefinite lives are no longer being amortized but instead are evaluated for impairment periodically, or when events indicate that an impairment could exist. As required by SFAS 142, in the Company's impairment test of goodwill, the fair value of the applicable reporting unit is compared to its carrying value. If the carrying value of the reporting unit exceeds the estimate of fair value, the Company calculates the impairment as the excess of the carrying value of goodwill over its estimated fair value.

         At December 31, 2004, the Company's goodwill related to the December 31, 2003 acquisition of the Hypnotic operations totaled $574,000. At September 30, 2004, the goodwill related to the April 16, 2003 acquisition of the YaYa operations totaled $2,939,000. With respect to goodwill related to the YaYa, LLC assets, the operations of the Branded Content segment were discontinued as of December 31, 2004. As a result, and in connection with the preparation of the December 31, 2004 financial statements, management determined that the YaYa goodwill carrying value of $2,939,000 was not recoverable. The loss from impairment is included in loss from discontinued operations in the consolidated statement of operations for the year ended December 31, 2004.

         STOCK-BASED COMPENSATION. The Company accounts for stock-based employee compensation (see Note 10 - Stockholders' equity) using the intrinsic value method in Accounting Principles Board Opinion No. 25, ACCOUNTING FOR STOCK ISSUED TO EMPLOYEES. Historically, the Company has granted stock options to its employees with an exercise price equal to the market value at the date of grant and, accordingly, no compensation expense is recognized.

         Under the intrinsic value method, no compensation cost has been recognized for employee stock-based compensation under the applicable circumstances. Had the Company used the fair value-based method of accounting and recognized compensation expense as provided for in Statement of Financial Accounting Standards No. 123, STOCK-BASED COMPENSATION, the net loss and net loss per share would have been as follows:

                                                                 TWELVE MONTHS
                                                                     ENDED
                                                                 DECEMBER 31,
                                                                     2004
                                                               ----------------
                                                                  (unaudited)

Net loss, as reported                                           $    (4,017,000)
   Deduct:  Total stock-based employee compensation
   expense determined under fair value based method                    (566,000)
                                                                ---------------

Pro forma net loss                                              $    (4,583,000)
                                                                ===============

Pro forma net loss per share -- basic and diluted               $         (0.80)
                                                                ===============

         The weighted-average grant-date fair value of the options granted was $3.73 per option for the twelve months ended December 31, 2004.

         The weighted-average grant-date fair value of each non-employee award and the pro forma presentation for employee stock-based compensation was determined by using the Black-Scholes option pricing model and the following key assumptions:

                                            TWELVE MONTHS
                                                ENDED
                                          DECEMBER 31, 2004
                                          -----------------

Expected stock price volatility               138% - 140%
Expected option lives (years)                     10
Expected dividend yield                            0
Risk-free interest rates                         4.5%

         NET LOSS PER COMMON SHARE. The computation of basic and diluted loss per common share is based on the weighted average number of common shares outstanding. Options and warrants to purchase 1,114,000 and 1,025,000 shares, respectively, of common stock at December 31, 2004, were not included in the computation of basic and diluted loss per common share because the effect would be anti-dilutive.

         ADVERTISING EXPENSE. Advertising expense includes the costs associated with the production of advertisements and the communication of those advertisements. Advertising costs are expensed as incurred in accordance with SOP 93-7 "Reporting on Advertising Costs." Advertising expense from continuing operations totaled $1,458,000 for the twelve months ended December 31, 2004.

         INCOME TAXES. The Company accounts for income taxes under the provisions of Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes. Current income tax expense is the amount of income taxes expected to be payable for the current year. A deferred income tax asset or liability is established for the expected future consequences of temporary differences in the financial reporting and tax bases of assets and liabilities. The Company considers future taxable income and ongoing, prudent and feasible tax planning strategies in assessing the value of its deferred tax assets. If the Company determines that it is more likely than not that these assets will not be realized, the Company will reduce the value of these assets to their expected realizable value, thereby decreasing net income. Evaluating the value of these assets is necessarily based on the Company's judgment. If the Company subsequently determined that the deferred tax assets, which had been written down, would be realized in the future, the value of the deferred tax assets would be increased, thereby increasing net income in the period when that determination was made.

         NEW ACCOUNTING PRONOUNCEMENTS. In December 2003, the Financial Accounting Standards Board ("FASB") issued Interpretation No. 46, "Consolidation of Variable Interest Entities ("FIN 46"), clarifying FIN 46 and exempting certain entities from the provision of FIN 46R. Generally, application of FIN 46R is required in financial statements of public entities that have interests in structures commonly referred to as special-purpose entities for periods ending after December 15, 2003, and, for other types of variable interest entities for periods ending after March 15, 2004. FIN 46R addresses consolidation by business enterprises of variable interest entities that either:
(1) do not have sufficient equity investment at risk to permit the entity to finance its activities without additional subordinated financial support, or (2) the Company will hold a significant variable interest in, or have significant involvement with, an existing variable interest entity. At December 31, 2004, the requirements of FIN46R had no impact on the Company's financial position, results of operations or cash flows.

         In December 2004, the FASB issued SFAS No. 123(R), "Share-Based Payment," which establishes accounting standards for all transactions in which an entity exchanges its equity instruments for goods or services. SFAS No. 123(R) focuses primarily on accounting for transactions with employees, and carries forward without change prior guidance for share-based payments for transactions with non-employees.

         SFAS No. 123(R) eliminates the intrinsic value measurement objective in APB Opinion 25 and generally requires the Company to measure the cost of employee services received in exchange for an award of equity instruments based on the fair value of the award on the date of the grant. The standard requires grant date fair value to be estimated using either an option-pricing model which is consistent with the terms of the award or a market observed price, if such a price exists. Such cost must be recognized over the period during which an employee is required to provide service in exchange for the award (generally the vesting period). The standard also requires the Company to estimate the number of instruments that will ultimately be issued, rather than accounting for forfeitures as they occur.

         The Company is required to apply SFAS No. 123(R) to all awards granted, modified or settled as January 1, 2006. The Company is also required to use either the "modified prospective method" or the "modified retrospective method." Under the modified prospective method, the Company must recognize compensation cost for all awards granted after adoption of the standard and for the unvested portion of previously-granted awards that are outstanding on that date.

         Under the modified retrospective method, the Company must restate its previously-issued financial statements to recognize the amounts previously calculated and reported on a pro forma basis, as if the prior standard had been adopted. See Note 10 - Stockholders' equity.

         Under both methods, the Company is permitted to use either a straight-line or an accelerated method to amortize the cost as an expense for awards with graded vesting. The standard permits and encourages early adoption.

         The Company has not yet determined: (1) whether it will elect early adoption; (2) if it elects early adoption, at what date; (3) whether the Company will use the modified prospective method or elect to use the modified retrospective method; and, (4) whether the Company will elect to use straight-line amortization or an accelerated method. Additionally, the Company cannot predict with reasonable certainty the number of options that will be unvested and outstanding on January 1, 2006.

         Accordingly, the Company cannot currently quantify with precision the effect that this standard will have on its financial position or results of operations in the future, except that the Company probably will recognize a greater expense for any awards that may be granted in the future than under current guidance.

         In December 2004, the FASB issued SFAS No. 153, "Exchanges of Nonmonetary Assets" ("SFAS No. 153"). SFAS No. 153 amends APB Opinion No. 29 to eliminate the exception for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets that do not have commercial substance. SFAS No. 153 specifies that a nonmonetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. SFAS No. 153 is effective for nonmonetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. The Company believes that its adoption will not have any significant impact on the Company's financial position, results of operations or cash flows.


NOTE 2 - ACQUISITIONS

         On February 3, 2004, AVMC acquired all of the outstanding common stock of Wellspring and began operating Wellspring as of that date. The aggregate purchase price for the outstanding shares of Wellspring common stock was $8,000,000, of which $4,000,000 was paid in cash and $4,000,000 in the form of secured negotiable promissory notes and a secured non-negotiable promissory note.

         AVMC acquired from Wellspring its approximately 750-title film library and its home video, direct response, worldwide distribution and theatrical divisions.

         In conjunction with the Wellspring acquisition, an independent third-party appraised the Wellspring film library at $12,790,000. The following table summarizes the estimated fair value of Wellspring's assets and liabilities at December 31, 2004, and calculates the resulting `negative goodwill' balance. Negative goodwill was allocated pro rata to the acquired film library and fixed assets:

PURCHASE PRICE:
       Issuance of promissory notes                                                $     4,000,000
       Cash paid for acquisition                                                         4,000,000

ACQUISITION DIRECT COSTS:
       Issuance of common stock options as investment banking fee                          235,000
       Legal, accounting and other miscellaneous direct acquisition costs                  165,000
                                                                                   ---------------
Total purchase price and direct costs                                                    8,400,000
                                                                                   ---------------

FAIR VALUE OF WELLSPRING'S ASSETS AND LIABILITIES:
       Assets
           Film library                                                                 12,790,000
           Capitalized film costs                                                        2,100,000
           Furniture and equipment                                                         344,000
           Deferred income tax asset                                                     1,506,000
           Other assets                                                                    193,000
           Current assets (including $4,360,000 in accounts receivable)                  6,173,000
                                                                                   ---------------
                                                                                        23,106,000
                                                                                   ---------------
       Liabilities
           Line of credit                                                                2,799,000
           Current liabilities                                                           4,426,000
                                                                                   ---------------
                                                                                         7,225,000
                                                                                   ---------------
Fair value of identifiable net assets acquired                                          15,881,000
                                                                                   ---------------

Negative goodwill                                                                  $    (7,481,000)
                                                                                   ===============

         Consideration paid in acquiring the Hypnotic assets, business and liabilities consisted of the issuance of 1,000,000 warrants (each, an "Enigma Warrant") to Enigma. Each Enigma Warrant, which was valued at $0.75 per Enigma Warrant, grants its holder the right to purchase one share of the Company's common stock, par value $0.01 per share, at an exercise price of $5.00 per share, at any time on or before December 31, 2013. The terms of the Enigma Warrants were the result of arm's-length negotiations between the Company and Enigma.

         The following table summarizes the estimated fair value of Hypnotic's assets and liabilities at December 31, 2004, and calculates the resulting goodwill balance:

PURCHASE PRICE:
       Issuance of 1,000,000 warrants for shares of the Company's common stock     $       750,000
ACQUISITION DIRECT COSTS:
       Issuance of common stock options as investment banking fee                           30,000
       Legal, accounting and other miscellaneous direct acquisition costs                  111,000
                                                                                   ---------------
Total purchase price and direct costs                                                      891,000
                                                                                   ---------------

FAIR VALUE OF HYPNOTIC'S ASSETS AND LIABILITIES:
       Assets
           Film inventory                                                                  657,000
           Furniture and equipment                                                         185,000
           Other assets (including $25,000 in identifiable intangibles)                    163,000
           Current assets (including $806,000 in accounts receivable)                    1,104,000
                                                                                   ---------------
                                                                                         2,109,000
                                                                                   ---------------
       Liabilities
           Film production liabilities                                                     612,000
           Deferred revenue                                                                585,000
           Current liabilities                                                             595,000
                                                                                   ---------------
                                                                                         1,792,000
                                                                                   ---------------
Fair value of identifiable net assets acquired                                             317,000
                                                                                   ---------------

Goodwill                                                                           $       574,000
                                                                                   ===============

         Consideration paid in acquiring the YaYa, LLC assets, business and liabilities consisted of 824,811 shares of the Company's common stock and the assumption of liabilities totaling approximately $2,500,000, including loans aggregating $1,110,000 in principal amount made by the Company to YaYa, LLC in December 2002 and March 2003. The 824,811 shares of Company common stock were valued at $1.41 per share based on the closing price of the Company's common stock on April 16, 2003. Prior to December 31, 2004, the Company allocated the estimated fair value of YaYa's assets and liabilities, and calculated the resulting goodwill balance of $2,939,000.

         Effective January 1, 2004, AVMC combined the YaYa operations and the Hypnotic branded entertainment operations into its Branded Content segment. During December 2004, the Company discontinued its Branded Content segment. As a result, and in connection with the preparation of the December 31, 2004 financial statements, management determined that the YaYa goodwill carrying value of $2,939,000 was not recoverable. The loss from impairment is included in loss from discontinued operations in the consolidated statement of operations for the year ended December 31, 2004.

         The following unaudited pro forma information represents the results of operations of the Company as if the Wellspring, Hypnotic and YaYa acquisitions had occurred at January 1, 2004 after giving pro forma effect to elimination of various positions, increases in certain salaries, increased income tax benefits and discontinued operations from the Branded Content segment:

                                                                 TWELVE MONTHS
                                                                     ENDED
                                                                 DECEMBER 31,
                                                                     2004
                                                               ----------------
                                                                  (unaudited)

Revenues, net                                                  $     21,368,000
                                                               ================

Net loss                                                       $     (6,813,000)
                                                               ================

Net loss per common share - basic and diluted                  $          (1.18)
                                                               ================

         The unaudited pro forma information does not purport to be indicative of the results that would actually have been achieved had the acquisitions occurred as of the date of the periods indicated or that may be obtained in the future.


NOTE 3 - DISCONTINUED OPERATIONS

         Effective January 1, 2004, AVMC combined the YaYa operations and the Hypnotic branded entertainment operations into its Branded Content segment. During December 2004, the Company discontinued its Branded Content segment. Accordingly, the Company's consolidated statements of operations have been retroactively adjusted to account for the Branded Content segment as discontinued operations for all periods presented in accordance with SFAS No. 144 "Accounting for the Impairment or Disposal of Long-Lived Assets."

         Loss from discontinued operations for the Branded Content segment consists of the following:

                                                              TWELVE MONTHS
                                                                  ENDED
                                                            DECEMBER 31, 2004
                                                            -----------------

         Revenues                                           $      1,886,000
         Cost of sales and services                                  994,000
                                                            ----------------

         Gross profit                                                892,000
                                                            ----------------

         Selling, general and administrative                       4,326,000
         Non-operating income (expense)                              (67,000)
         Income tax benefit                                        1,523,000
                                                            ----------------

         Loss from discontinued operations                  $     (1,978,000)
                                                            ================

         Selling, general and administrative expenses include the loss on impairment of YaYa goodwill of $2,939,000 for the twelve months ended December 31, 2004. No balance sheet accounts were affected by the discontinued operations for the Branded Content segment.

NOTE 4 - ACCOUNTS RECEIVABLE, NET Accounts receivables, net consist of:

                                                                  DECEMBER 31,
                                                                      2004
                                                                ---------------

         Gross accounts receivable                              $     6,272,000
         Less allowances for doubtful accounts and returns           (1,313,000)
                                                                ---------------

         Total accounts and other receivables, net                    4,959,000
         Less long-term portion                                        (201,000)
                                                                ---------------

         Total accounts receivable, net, current portion        $     4,758,000
                                                                ===============

         Bad debt expense of $898,000 (including $154,000 generated from the Branded Content segment included in the loss from discontinued operations on the Company's consolidated statements of operations), was recorded for the twelve months ended December 31, 2004. Sales returns expense of $1,736,000, was recorded as an offset against gross revenues for the twelve months ended December 31, 2004.


NOTE 5 - FILM INVENTORY, NET

                                                 DECEMBER 31, 2004
                                          ---------------------------------
                                          GROSS CARRYING      ACCUMULATED
                                              AMOUNT          AMORTIZATION
                                          --------------     --------------

Film inventory, net                       $   10,657,000     $    2,439,000
                                          ==============     ==============

         The aggregate film inventory amortization expense for the twelve months ended December 31, 2004 was $2,439,000.

         The film inventory is amortized over a period ranging primarily from five to seven years. At December 31, 2004 the film inventory has unamortized costs of $8,218,000.

         The Company estimates approximately 20% of its film library, net of accumulated amortization will be amortized during the one-year period ending December 31, 2005. At December 31, 2004, the film library represents films that have been released or are available for release. No films are in production, in development or preproduction.

         The Company also estimates 53% of its unamortized film costs for released films, excluding acquired film libraries, will be amortized during the three-year period ending December 31, 2007. Amortization of at least 80% of the film costs for released films, excluding acquired film libraries, is estimated to occur in 2014.

NOTE 6 - FURNITURE AND EQUIPMENT, NET

                                                                 DECEMBER 31,
                                                                     2004
                                                                -------------

         Computer equipment                                     $     604,000
         Furniture and fixtures                                       107,000
         Office equipment                                              57,000
         Production equipment                                          21,000
         Leasehold improvements                                        56,000
                                                                -------------

                                                                      845,000
         Less accumulated depreciation and amortization              (499,000)
                                                                -------------

                                                                $     346,000
                                                                =============

         The aggregate depreciation and amortization expense for the twelve months ended December 31, 2004 was $291,000 (including $44,000 generated from the Branded Content segment included in the loss from discontinued operations on the Company's consolidated statements of operations).


NOTE 7 - INVESTMENTS IN UNCONSOLIDATED INVESTEES

         The Company, through a wholly owned subsidiary, has a 49% minority interest in an unconsolidated investee that owns and operates a restaurant in a casino hotel located on the Las Vegas "Strip." The Company has no day-to-day management responsibilities in connection with the Restaurant Investee and the Restaurant Investee's operations. The Company excludes the accounts of the Restaurant Investee and instead records its investment using the equity method of accounting, as adjusted to reflect the terms of the Restaurant Investee's operating agreement regarding allocation of profits and losses among the Restaurant Investee's members.

         The following summarizes the condensed balance sheet at December 31, 2004, and the statement of operations for the twelve months ended December 31, 2004 of the Restaurant Investee:

         Assets                                               $ 1,496,000
         Liabilities                                              473,000
                                                              -----------

         Members' capital                                     $ 1,023,000
                                                              ===========

         Revenues                                             $ 7,634,000
         Expenses                                               6,424,000
                                                              -----------

         Income from operations                               $ 1,210,000
                                                              ===========

         In addition, as a result of the YaYa, LLC asset acquisition, the Company, through YaYa, obtained a non-controlling interest (10% at December 31, 2004) in an unconsolidated investee that has entered into an in-substance joint venture arrangement to create a promotional event called a video game touring festival. The Company has no capital requirement in connection with this joint venture and is not obligated to provide future financing of the activities. If, after good faith efforts by the members, there are insufficient corporate sponsors to cover all costs and expenses of staging the initial event, the joint venture shall dissolve and liquidate, unless the members agree to the contrary.

         The following summarizes the condensed balance sheet at December 31, 2004 and the statement of operations for the twelve months ended December 31, 2004 (unaudited) of the YaYa Investee:

         Assets                                               $   480,000
         Liabilities                                               82,000
                                                              -----------

         Members' capital                                     $   398,000
                                                              ===========


         Revenues                                             $ 2,312,000
         Expenses                                               1,942,000
                                                              -----------

         Income from operations                               $   370,000
                                                              ===========


NOTE 8 - LINES OF CREDIT

         In conjunction with the February 3, 2004 Wellspring acquisition, the Company assumed a Revolving Line of Credit arrangement ("Atlantic Line of Credit") with Atlantic Bank of New York ("Atlantic"). The Atlantic Line of Credit, originally was to expire on May 1, 2004. The Atlantic Line of Credit was extended to February 15, 2005. The Atlantic Line of Credit provided for a $4,500,000 credit facility and is secured by substantially all of the assets of Wellspring. The interest rate is a floating rate of 2.75% above Atlantic's prime lending rate (which was 8.0% at December 31, 2004). To the extent that the borrowing base (defined in the Atlantic Line of Credit as the sum of 50% of eligible accounts receivable, 70% of wholesale inventories and 30% of retail inventories) is below the $4,500,000 maximum, the Atlantic Line of Credit is limited to the borrowing base. At December 31, 2004, the Company had an outstanding principal balance of $2,349,000 under the Atlantic Line of Credit. There is no further availability of funds under the Atlantic Line of Credit.

         Effective June 30, 2004, the Company arranged with SouthwestUSA Bank ("SouthwestUSA") a $2,500,000 credit facility (the "SouthwestUSA Line of Credit"). The SouthwestUSA Line of Credit is secured by a certificate of deposit in the principal amount of $2,500,000. This certificate of deposit has a stated interest rate of 1.75% and maturity date of June 30, 2005. The SouthwestUSA Line of Credit interest rate is a floating rate of 0.5% above SouthwestUSA's prime lending rate (which was 5.75% at December 31, 2004). At December 31, 2004, the Company had an outstanding principal balance of $2,300,000 under the SouthwestUSA Line of Credit. Jeanne Hood, a director of the Company, is a director of SouthwestUSA.

         See Note 17 -- Subsequent events concerning repayment of the Atlantic Line of Credit and the SouthwestUSA Line of Credit.


NOTE 9 - NOTES PAYABLE

         The aggregate purchase price for the shares of Wellspring capital stock included the issuance of $4,000,000 of secured negotiable notes and a secured non-negotiable note. The notes bear interest at 7% per annum, are payable quarterly, and mature on February 3, 2006. The notes are guaranteed by Wellspring and are secured by a junior line on all of the assets of Wellspring and a pledge of Wellspring's capital stock by AVMC. The liens are subordinate to the rights of Atlantic.

         See Note 17 -- Subsequent events concerning the sale of AVMC and its subsidiaries.

         From the April 16, 2003 acquisition of the YaYa business, the Company assumed a $523,000 promissory note payable to certain YaYa partners. Provided that YaYa Media has available cash resources, the promissory note provides for annual interest-only payments commencing on December 31, 2003 through maturity date. The interest rate on the promissory note is 9% with a maturity date of the later of (i) May 1, 2006, or (ii) the first date that YaYa Media has sufficient cash available to repay the balance of the promissory note and all accrued but previously unpaid interest. YaYa's only remaining potential source of cash flow, at December 31, 2004, is its 10% equity interest in an unconsolidated investee. However, to-date, the unconsolidated investee has provided no cash distributions to its equity members.

NOTE 10 - STOCKHOLDERS' EQUITY

         PREFERRED STOCK. The Board of Directors has authority, without additional stockholder approval, to issue up to 10,000,000 shares of preferred stock and to set the various terms including, without limitation, dividend rates, conversion rights, voting rights, terms of redemption and liquidation preferences. Conversion rights associated with a future issuance of preferred stock could dilute the interest of the holders of common stock. Voting rights and liquidation preferences could also be senior to the rights and preferences of the common stockholders.

         COMMON STOCK. Effective July 18, 2003, the Company's stockholders ratified an increase in the Company's authorized common stock from 10,000,000 to 100,000,000 shares.

         In February 2004, 13,440 shares of the Company's common stock were issued to a former employee as a result of options exercised.

         In December 2004, the Company issued 25,000 shares of the Company's common stock to retain the services of Jefferies & Co., Inc. to act as financial advisor to the Company in various financing matters.

         In connection with the April 16, 2003 asset acquisition agreement between YaYa, LLC, YaYa and the Company, the Company issued to YaYa, LLC 824,811 shares of Company common stock valued at $1.41 per share, based on the closing price of Company common stock on April 16, 2003. The agreement provided for the Company's right to repurchase the 824,811 shares of common stock issued as the acquisition consideration. This right was exercisable in the Company's sole discretion if YaYa failed to produce net income (determined without giving effect to any interest charges on the Company's prior loans to YaYa) for the period commencing on April 16, 2003 and terminating on April 30, 2004. The right was exercisable at an aggregate purchase price of $1,155,000. During August 2004, the Company determined that it would not repurchase the 824,811 shares of common stock issued to YaYa, LLC.

         YaYa, LLC and the Company also entered into a Voting Agreement, dated as of April 16, 2003. This agreement provides that YaYa, LLC will vote all of the shares of the Company's common stock that it owns, including the 824,811 shares YaYa acquired in the acquisition transaction, as directed by the Company's board of directors, except in connection with any (a) tender offer by a party other than YaYa, LLC or an affiliate of YaYa, LLC, (b) transaction which is subject to Rule 13e-3 promulgated under the Securities Exchange Act of 1934, as amended, or (c) merger involving the Company where, as a result of such merger, the then stockholders of the Company would, upon consummation of such merger, own less than 50% of the total voting power of the entity surviving such merger. The agreement further provides that it is terminable on the later of:
(x) the day following the 20th consecutive trading day where the closing price of the Company's common stock exceeds $7.50 per share or (y) April 16, 2010.

         STOCK REPURCHASE PROGRAM. From time to time, the Company may repurchase, without additional shareholder approval, up to an aggregate of $2,000,000 of its common stock in the open market or in privately negotiated transactions, with the timing and terms of such purchases to be determined by management based on market conditions. There is no expiration date for the repurchase program. The Company repurchased no shares during the twelve months ended December 31, 2004. The Company has purchased a total of 387,027 shares ($415,000) prior to August 1, 2002. The Company has not purchased shares subsequent to August 1, 2002.

         STOCK OPTIONS. At December 31, 2004, the Company has two separate active stock option plans with 1,583,334 shares reserved for employees, officers and directors of the Company and others who are involved in the continuing development and success of the Company or its subsidiaries. In addition, the Company has two expired stock option plans adopted with 500,000 shares reserved for officers of the Company and 833,334 shares reserved for key employees, including officers. The options, under all plans, are generally not granted at less than 100% of the market value of the Company's common stock on the date of grant.

         The following is a summary of activity of outstanding stock options under the four plans:

                                                                                                            EMPLOYEES, OFFICERS
                                                  OFFICERS                     KEY EMPLOYEES                 DIRECTORS, OTHERS
                                        ----------------------------   -----------------------------   -----------------------------

COMMON SHARES RESERVED FOR ISSUANCE                500,000                        833,334                        1,583,334
                                        ============================   =============================   =============================

    Outstanding, December 31, 2003            11,696         $ 1.13         117,304          $ 1.16         868,335          $ 1.70
    Granted                                        -              -               -               -         150,000            3.83
    Exercised                                      -              -         (33,334)           1.13               -               -
    Canceled / expired                             -              -               -               -               -               -
                                        -------------  -------------   -------------  --------------   -------------  --------------

    Outstanding, December 31, 2004            11,696         $ 1.13          83,970          $ 1.16       1,018,335          $ 2.23
                                        =============  =============   =============  ==============   =============  ==============


                                                                                                             EMPLOYEES, OFFICERS
                                                        OFFICERS                   KEY EMPLOYEES              DIRECTORS, OTHERS
                                               --------------------------   --------------------------   ---------------------------

COMMON SHARES RESERVED FOR ISSUANCE                      500,000                      833,334                      1,583,334
                                               ==========================   ==========================   ===========================
    Options outstanding -- weighted average
      remaining contractual life (years) //
      range of exercise prices                     5.1           $ 1.13         5.1      $1.13 - $1.63        7.4      $1.13 - $4.15
                                               ============  ============   ===========  =============   ============  =============

    Options exercisable -- weighted average
      remaining contractual life (years) //
      range of exercise prices                     5.1           $ 1.13         5.1      $1.13 - $1.63        6.3      $1.13 - $4.15
                                               ============  ============   ===========  =============   ============  =============

         The April 2003 closing of the YaYa, LLC acquisition transaction resulted in the contingent option previously granted to a director on July 12, 2002 to purchase up to 175,000 shares of the Company's common stock at $1.41 per share, and the contingent option previously granted to the Company's outside corporate counsel, a minority stockholder, on July 12, 2002 to purchase up to 87,500 shares of the Company's common stock at $1.41 per share, to each become fully exercisable. These options were granted as compensation for serving on the Company's special advisory group to the board of directors. The special advisory group was established on July 12, 2002 to identify, review and perform initial due diligence services of potential merger and acquisition candidates on behalf of the Company. Based on the Black-Scholes option pricing model, the Company initially capitalized approximately $365,000 as prepaid acquisition/investment fee costs. As a result of the Wellspring, Hypnotic and YaYa, LLC transactions, the Company reclassified $235,000, $30,000, and $100,000 respectively or approximately 4% of each overall purchase price, as direct costs of the acquisition. At December 31, 2004, the Company has $0 in capitalized prepaid acquisition/investment fee costs related to these option grants.

         WARRANTS. Pursuant to the December 31, 2003 asset acquisition agreement among Enigma and the Company, the Company issued Enigma Warrants to Enigma, which were valued at $0.75 per warrant, to purchase a total of 1,000,000 shares of the Company's common stock, par value $0.01 per share, at an exercise price of $5.00 per share (the "Exercise Price"), expiring on December 31, 2013. The Company and Enigma fixed the terms of the Enigma Warrants pursuant to arm's-length negotiations.

         Commencing on July 1, 2006, the Company may redeem the Enigma Warrants, in whole or in part, at a redemption price of $0.75 per Enigma Warrant, provided that the average of the closing sale prices of the Company's common stock as reported on the Nasdaq Stock Market or other reporting system that provides last sale prices, has been at least 200% of the Exercise Price for a period of 20 consecutive trading days ending on the third day prior to the date on which the Company gives notice of redemption.

         Holders of Enigma Warrants have the right to demand one registration for resale of the shares underlying the Warrants at the expense of the Company and two additional registrations at their own expense. They also have unlimited piggyback registrations with respect to shares that have not been previously registered.


NOTE 11 - INCOME TAXES

         Income tax benefit is comprised as follows:

                                                                  TWELVE MONTHS
                                                                      ENDED
                                                                  DECEMBER 31,
                                                                      2004
                                                                 --------------

Current:
  Federal                                                        $           --
  State                                                                      --
                                                                 --------------

                                                                 $           --
                                                                 ==============

Deferred:
  Federal                                                        $    1,374,000
  State                                                                 632,000
                                                                 --------------

                                                                 $    2,006,000
                                                                 ==============


         The total income tax benefit is recorded as follows:

                                                                  TWELVE MONTHS
                                                                      ENDED
                                                                  DECEMBER 31,
                                                                      2004
                                                                 --------------

Continuing operations                                            $    2,006,000
Discontinued operations                                               1,523,000
                                                                 --------------

                                                                 $    3,529,000
                                                                 ==============

         The income tax benefit for the twelve months ended December 31, 2004 differs from the amount of income tax determined by applying the applicable U.S. statutory federal income tax rate to pre-tax loss as a result of the following differences:

                                                    TWELVE MONTHS
                                                        ENDED
                                                     DECEMBER 31,
                                                        2004             %
                                                   ---------------    --------

         Statutory federal tax rate                $     1,375,000         34
         Expected state tax, net of federal                450,000         11
         Effect of permanent differences                   (32,000)        (1)
         Employment tax credits                             25,000          1
         Other                                             188,000          5
                                                   ---------------    --------

                                                   $     2,006,000         50
                                                   ===============    ========


         The components of deferred net tax assets and liabilities at December 31, 2004 are comprised of:

                                                           DECEMBER 31,
                                                               2004
                                                          --------------

         Tax attributes of unconsolidated investee        $      128,000
         Reserves, allowances and accruals                       712,000
         Basis in acquired intangibles (film library)            874,000
         Net operating loss                                    3,646,000
         Other                                                    78,000
                                                          --------------

                                                          $    5,438,000
                                                          ==============


         As of December 31, 2004, the Company had available net operating loss carryforwards for federal and state of $8,410,000 and $8,946,000, respectively, which begin to expire in 2022 and 2012, respectively.


NOTE 12 - COMMITMENTS AND CONTINGENCIES

         OPERATING LEASE COMMITMENTS. At December 31, 2004, the Company leases space for its offices under agreements with terms ranging from twelve to sixty months. Certain lease agreements provide for payment of taxes, insurance, maintenance and other expenses related to the leased property. In addition, in connection with the execution of an April 2004 lease agreement, a $350,000 standby letter of credit was purchased. To the extent that the lease agreements are not in default, terms of the standby letter of credit provide for individual decreases of $50,000 on each of April 1, 2005, 2006 and 2007. The standby letter of credit is included in other assets in the December 31, 2004 consolidated balance sheet.

         The aggregate future minimum commitments under the operating leases are as follows:

                                                       TWELVE MONTHS
                                                           ENDED
                                                       DECEMBER 31,
                                                      --------------

                 2005                                 $      842,000
                 2006                                        827,000
                 2007                                        823,000
                 2008                                        638,000
                 2009                                        105,000
              Thereafter                                          --
                                                      --------------
                                                      $    3,235,000
                                                      ==============


         Rent expense for the twelve months ended December 31, 2004 totaled $962,000 (including $44,000 generated from the Branded Content segment included in the loss from discontinued operations on the Company's consolidated statements of operations).

         See Note 17 -- Subsequent events concerning the sale of AVMC and its subsidiaries.

         LITIGATION. In connection with the premature termination of the Company's contracts to provide consulting services to an Indian gaming enterprise, the Company brought a civil action against the Table Mountain Tribe (the "Tribe"). The lawsuit seeks to recover payments totaling more than $3,150,000 due under one of the agreements and $790,000 under another. The Company also seeks interest, court costs and additional unspecified and to-be-determined consulting fees that would have been due during the remainder of the consulting contract term.

         In April 2003, the Tribe filed a motion to dismiss the case based on its assertion that its contracts with the Company were not properly authorized by Tribal authorities, and thereby did not constitute a valid waiver of the Tribe's sovereign immunity to suit. In May 2003, the Fresno County Superior Court determined that the Company was entitled to discovery on the sovereign immunity issue and, only after such discovery was completed, would the Fresno County Superior Court conduct further proceedings on the sovereign immunity issue.

         In January 2004, the California Superior Court granted the motion and dismissed the Company's complaint. The Company has filed an appeal of this order with the California Court of Appeal, which has yet to schedule a hearing.

         If the Court of Appeal overturns the Superior Court dismissal and allows the Company to pursue its claim against the Tribe, the Tribe may file a counterclaim seeking to recover prior fees paid to the Company. Since the Company is unable to determine its losses, if any, should the Tribe's counterclaim be successful, no accounting recognition has been given to the matter in the accompanying financial statements.

         In the ordinary course of its business, the Company may be subject from time to time to claims and legal actions. The Company has no history of material claims and, excluding the Tribe civil action, no material actions are currently pending against the Company.


NOTE 13 - RELATED PARTY TRANSACTIONS

         Non-employee directors were paid $95,000 during the twelve months ended December 31, 2004 for serving on the Board of Directors of the Company.

         In consideration for consulting and management services, the Company paid Stephen K. Bannon, a director, $297,000 during the twelve months ended December 31, 2004.

         In consideration for corporate legal and consulting services, the Company paid a minority shareholder approximately $56,000 during the twelve months ended December 31, 2004.

         On October 25, 2002, the Company granted to Jeanne Hood, Steven G. Barringer and Stephen K. Bannon, non-qualified stock options to purchase 20,000, 20,000 and 25,000, respectively, of the Company's common stock shares at an exercise price of $1.26 per share. The options were granted as compensation for serving on the Company's board of directors or as a chairperson of a committee of the Company's board.

         Other related party transactions are described in Note 8 - Lines of Credit, Note 10 - Stockholders' equity (stock options) and Note 17 - Subsequent events.


NOTE 14 - EMPLOYEE BENEFIT PLANS

         2004 EMPLOYEE STOCK PURCHASE PLAN. In June 2004, the Company's shareholders approved the 2004 Employee Stock Purchase Plan ("Stock Purchase Plan"). Eligible employees may in the aggregate purchase up to 1,500,000 shares of common stock at semi-annual intervals through periodic payroll deductions. Purchases are limited to a maximum value of $25,000 per calendar year based on the Internal Revenue Code Section 423 limitation. At the discretion of the Company's Compensation Committee, the Stock Purchase Plan may be opened for shares to be purchased on July 1 and January 1 of each year until termination of the plan on December 31, 2009. The purchase price is 85% of the lower of (i) the fair market value of the common stock on the participant's entry date into the offering period, or (ii) the fair market value on the semi-annual purchase date. To-date, the Compensation Committee has not opened the Stock Purchase Plan.

         401(K) PLAN. A 401(k) plan was assumed in the February 3, 2004 Wellspring acquisition. Wellspring employees meeting eligibility requirements may contribute to the 401(k) plan in accordance with the Employee Retirement Income Security Act of 1974. The Company, at its discretion, may match employee contributions. The Company contributed $0 during the twelve months ended December 31, 2004.

         RETIREMENT PLAN. Company employees meeting certain eligibility requirements participate in a simplified employee pension plan. Employer contributions to the plan are made on a discretionary basis and were $82,000 for the twelve months ended December 31, 2004.

NOTE 15 - SUPPLEMENTAL CASH FLOW INFORMATION

                                                                            TWELVE MONTHS
                                                                                ENDED
                                                                             DECEMBER 31,
                                                                                 2004
                                                                           ---------------
RECONCILIATION OF NET LOSS TO NET CASH USED IN OPERATING ACTIVITIES
     Net loss                                                              $    (4,017,000)
     Loss from discontinued operations (net of tax benefit
      of $1,523,000)                                                             1,978,000
                                                                           ---------------

     Loss from continuing operations                                            (2,039,000)
     Income from unconsolidated investees                                         (624,000)
     Amortization of film library                                                2,439,000
     Other depreciation and amortization                                           269,000
     Provision for bad debt expense                                                744,000
     Provision for capitalized film costs                                           75,000
     Gain on sale of land                                                       (3,423,000)
     Non-cash reduction of vendor liabilities                                     (317,000)
     Issuance of common stock for investment banking services                       56,000
     Deferred income tax benefit                                                (2,006,000)
     Change in operating assets and liabilities, net of amounts acquired or assumed in acquisitions and discontinued operations:
        Accounts receivables, net                                                 (256,000)
        Inventories                                                                (93,000)
        Other current assets                                                       311,000
        Film inventory, net                                                     (4,249,000)
        Other assets                                                               117,000
        Accounts payable and other current liabilities                             206,000
        Customer deposits                                                          131,000
        Deferred revenue                                                          (636,000)
                                                                           ---------------

     Net cash used in operating activities                                 $    (9,295,000)
                                                                           ===============

NOTE 16 - SEGMENT REPORTING

         The Company operates in the entertainment, media and lifestyle industries and has determined that its reportable segments are those that are based on the Company's methods of internal reporting and management structure. The Company's two reportable segments are Filmed Entertainment and Film and TV Production. Our financial reporting systems present various data for management to run the business, including internal statements of operations that may not be prepared on a basis consist with U.S. GAAP. Due to the nature of segment operations the Company does not track assets by segment. The segments are designed to allocate resources internally and provide a framework to determine management responsibility. Management continually will evaluate the allocation of shared services and other corporate and infrastructure costs, as considered necessary, for internal segment reporting.

         Selected financial information for each reportable segment for the twelve months ended December 31, 2004 is as follows:

                                                                TWELVE MONTHS
                                                                    ENDED
                                                                 DECEMBER 31,
                                                                     2004
                                                               ----------------

Revenues
Filmed Entertainment                                           $     17,128,000
Film and TV Production                                                  638,000
                                                               ----------------

Total consolidated revenues                                    $     17,766,000
                                                               ================

OPERATING LOSS
Filmed Entertainment                                           $     (2,243,000)
Film and TV Production                                                 (656,000)
Selling, general and administrative
   expenses, not allocated to segments                               (5,086,000)
                                                               ----------------

Total consolidated operating loss                                    (7,985,000)

Total consolidated non-operating income                               3,316,000
                                                               ----------------

Loss before income tax benefit                                 $     (4,669,000)
                                                               ================


         Effective January 1, 2004, AVMC combined the YaYa operations and the Hypnotic branded entertainment operations into its Branded Content segment. During December 2004, the Company discontinued its Branded Content segment. Accordingly, the Company's consolidated statements of operations have been retroactively adjusted to account for the Branded Content segment as discontinued operations for all periods presented in accordance with SFAS No. 144 "Accounting for the Impairment or Disposal of Long-Lived Assets."

         The operating results for the Branded Content segment are included in the following schedule for each applicable period:

                                                                TWELVE MONTHS
                                                                    ENDED
                                                                 DECEMBER 31,
                                                                     2004
                                                               ---------------

BRANDED CONTENT
Revenues                                                       $     1,886,000
Operating loss (including impairment of goodwill
     totaling $2,939,000)                                           (5,319,000)
Non-operating income                                                   (68,000)
Income tax benefit                                                   1,523,000
                                                               ---------------

Loss from discontinued operations                              $    (1,978,000)
                                                               ===============

NOTE 17 - SUBSEQUENT EVENTS

         Effective March 21, 2005, the Company consummated the transaction contemplated by an Agreement and Plan of Merger ("Agreement"), pursuant to which the Company disposed of all of the outstanding common stock of AVMC to Genius. The consideration paid for the outstanding shares of AVMC common stock was 7,000,000 shares of Genius common stock and warrants to purchase an additional 1,400,000 shares of Genius common stock. The Genius warrants are exercisable through March 21, 2010, at exercise prices of $2.56 per share with respect to 700,000 shares of Genius common stock and $2.78 per share with respect to the remaining 700,000 shares of Genius common stock. The Company and Genius fixed the terms of the warrants pursuant to a March 2, 2005 Securities Purchase Agreement between Genius and certain non-related institutional investors.

         A total of 350,000 shares of Genius common stock comprising a portion of the merger consideration are being held in escrow, pursuant to an Escrow Agreement between Genius, City National Bank and the Company, to secure the Company's indemnification obligations under the Agreement. An additional 775,000 shares of Genius common stock are being held by Genius, pursuant to an Assumption of Obligations and Pledge Agreement (Video Catalog) (the "Video Catalog Assumption Agreement") and an Assignment, Assumption and Pledge Agreement (the "Hypnotic Assignment and Assumption Agreement"), each between Genius and the Company. These pledges of stock were made in order to secure compliance of the Company's agreements to assume payment obligations relating to
(a) approximately $1,050,000 of accounts payable incurred in connection with the catalog operations of Wellspring, (b) potential severance obligations, of approximately $400,000 under certain AVMC employment agreements, (c) penalties, interest and attorneys' fees over $10,000 involving a claim by a licensee of Wellspring, covered by insurance, relating to a claim against the Company and AVMC filed with the U.S. Equal Employment Opportunity Commission. The Company will receive the proceeds, if any, from the sales of approximately $300,000 of film inventory relating to the Wellspring catalog business under the Video Catalog Assumption Agreement. The Company has been assigned certain contractual rights and other assets of Hypnotic under the Hypnotic Assignment and Assumption Agreements.

         The consideration also included assumption of certain liabilities, including a $2,349,000 Atlantic Bank of New York credit facility and $4,000,000 of promissory notes of AVMC. AVCS has guaranteed the obligations arising under $3,300,000 of the AVMC promissory notes.

         The AVMC lease obligations for the administrative offices located in Santa Monica, California, the direct response offices located in Los Angeles, California and the Wellspring executive and operations offices located in New York, New York were assumed by the Company. However, Genius may occupy the Wellspring executive and operations offices located in New York, for a transitional period of 90 days, upon reimbursement of the Company's actual monthly rental cost. Failure to vacate the New York offices at the expiration of 90 days will result in Genius being obligated for 1.5 times the Company's actual cost under the New York lease.

         Immediately preceding the effectiveness of the Agreement, Stephen K. Bannon, Vice-Chairman of the Company's Board of Directors, and the President and Chief Executive Officer of AVMC, resigned as a director, Vice-Chairman of the Company's Board of Directors and all other offices with the Company.

         As a result of this disposition of AVMC on March 21, 2005, the Company's operations primarily include revenues generated from the Film and TV Production segment which includes co-executive producer fees from a television series. Other assets of the Company following the disposition of AVMC primarily include the Company's 49% interest in the Restaurant Investee and the 10% interest in the YaYa Investee, cash and the GNPI securities that the Company received as consideration for the disposal of AVMC to Genius.

         At April 1, 2005, the Company paid the SouthwestUSA Line of Credit principal balance of $2,500,000 by converting the $2,500,000 certificate of deposit held as collateral for the SouthwestUSA Line of Credit.